Exhibit (6)(v)

PACIFIC GLOBAL ETF TRUST

FIRST AMENDMENT TO THE SUBADVISORY AGREEMENT

THIS AMENDMENT, dated as of November 1, 2019, to the Subadvisory Agreement, is entered into by and between PACIFIC GLOBAL ADVISORS LLC, a Delaware limited liability company (the “Manager”), and PACIFIC LIFE FUND ADVISORS LLC, D/B/A PACIFIC ASSET MANAGEMENT, a Delaware limited liability company (the “Subadviser”).

RECITALS

WHEREAS, the parties have entered into the Subadvisory Agreement, dated as of the 23rd day of October, 2019 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement, to add a new series established under the Trust (the “Fund”); and

WHEREAS, Paragraph 8 of the Agreement allows for its amendment by a written instrument executed by both parties in conformity with the requirements of the Investment Company Act of 1940.

NOW, THEREFORE, the parties agree as follows:

1.              Schedule A of the Agreement is hereby superseded and replaced in its entirety with Schedule A, dated November 1, 2019, attached hereto.

2.              Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its duly authorized officer(s) on one or more counterparts as of the date written above.

PACIFIC GLOBAL ADVISORS LLC		PACIFIC LIFE FUND ADVISORS LLC
d/b/a Pacific Asset Management

By:	/s/ Josh Schwab	By:	/s/ Dominic Nolan
Name: Josh Schwab		Name: Dominic Nolan

Title: Managing Director		Title: Sr. Managing Director

By:	/s/ J. G. Lallande	By:	/s/ J. G. Lallande
Name: J. G. Lallande		Name: J. G. Lallande

Title: Assistant Secretary		Title: Assistant Secretary

SCHEDULE A

Effective as of November 1, 2019

To the Subadvisory Agreement between

Pacific Global Advisors LLC

and

Pacific Asset Management

The Subadviser shall receive the fee indicated in the table below.

Name of Fund	Fee (as a percentage of net revenue retained by the Manager out of the Fund’s unitary fee)
Pacific Global Focused High Yield ETF	50%
Pacific Global Senior Loan ETF	50%